                                 SCHEDULE 14A
                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No.  )
                                              --

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


             The RBB Fund, Inc.- SEC File Nos. 33-20827, 811-05518
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)   Proposed maximum aggregate value of transaction:

5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)   Amount Previously Paid:

2)   Form, Schedule or Registration Statement No.:

3)   Filing Party:

4)   Date Filed:

                  n/i numeric investors Larger Cap Value Fund

                                      of

                              THE RBB FUND, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               ----------------

                                                                 April 12, 2000

  Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of n/i numeric investors Larger Cap Value Fund (the "Portfolio"), a series of The RBB Fund, Inc. (the "Fund"), will be held at the offices of the Fund, Bellevue Park Corporate Center, 400 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809 on May 15, 2000 at 10:00 a.m. The purpose of the Special Meeting is:

    (1) to consider a proposal to liquidate and terminate the Portfolio, as set forth in a Plan of Liquidation and Termination adopted by the Board of Directors of the Fund, including an amendment to the Fund's Articles of Incorporation to cancel the outstanding shares of the Portfolio; and

    (2) to transact such other business as may properly come before the Special Meeting or any adjournment thereof.

  The proposals referred to above are discussed in the Proxy Statement attached to this Notice. Each Shareholder is invited to attend the Special Meeting in person. Shareholders of record at the close of business on April 3, 2000 will be entitled to vote at the Special Meeting. If you cannot be present at the Special Meeting, we urge you to fill in, sign and promptly return the enclosed proxy in order that the Special Meeting can be held and a maximum number of shares may be voted.

    THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT SHAREHOLDERS VOTE TO
               APPROVE THE PLAN OF LIQUIDATION AND TERMINATION.

              IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

  SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE URGED TO SIGN AND RETURN WITHOUT DELAY THE ENCLOSED PROXY CARD(S) IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT THEIR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXY CARDS ARE SET FORTH AT THE END OF THE FOLLOWING PROXY STATEMENT.

  PROXIES MAY BE REVOKED AT ANY TIME BEFORE THEY ARE EXERCISED BY THE SUBSEQUENT EXECUTION AND SUBMISSION OF A REVISED PROXY, BY GIVING WRITTEN NOTICE OF REVOCATION TO THE FUND AT ANY TIME BEFORE THE PROXY IS EXERCISED OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

  THE FUND WILL FURNISH, WITHOUT CHARGE, COPIES OF THE PORTFOLIO'S ANNUAL REPORT TO SHAREHOLDERS DATED AUGUST 31, 1999 AND SEMI-ANNUAL REPORT TO SHAREHOLDERS DATED FEBRUARY 29, 2000 (IF AVAILABLE) TO ANY SHAREHOLDER UPON REQUEST. THE PORTFOLIO'S ANNUAL AND SEMI-ANNUAL REPORTS (IF AVAILABLE) TO SHAREHOLDERS MAY BE OBTAINED FROM THE FUND BY CALLING THE FUND AT
(800) 686-3742.

                                          By Order of the Board of Directors,

                                          Edward J. Roach
                                          President

April 12, 2000
                  n/i numeric investors Larger Cap Value Fund
                                      of
                              THE RBB FUND, INC.
                        Bellevue Park Corporate Center
                        400 Bellevue Parkway, 3rd Floor
                          Wilmington, Delaware 19809

                               ----------------
                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The RBB Fund, Inc. (the "Fund") on behalf of n/i numeric investors Larger Cap Value Fund (the "Portfolio"), a separate series of the Fund, for use at a Special Meeting of Shareholders to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, 3rd Floor, Wilmington, Delaware 19809 on May 15, 2000 at 10:00 a.m. Eastern Time, or at any adjournment thereof (the "Special Meeting").

  All proxies in the enclosed form that are properly executed and returned to the Portfolio will be voted as provided therein at the Special Meeting or at any adjournment thereof. A shareholder executing and returning a proxy has the power to revoke it at any time before it is exercised by giving written notice of such revocation to the Secretary of the Fund. Signing and mailing the proxy will not affect your right to give a later proxy or to attend the Special Meeting and vote your shares in person.

  The Board of Directors intends to bring before the Special Meeting the matters set forth in the foregoing notice. The persons named in the enclosed proxy and acting thereunder will vote with respect to that item in accordance with the directions of the shareholder as specified on the proxy card. If no choice is specified, the shares will be voted in favor of (i) the proposal to liquidate and terminate the Portfolio and return the proceeds to the shareholders of the Portfolio, including an amendment to the Articles of Incorporation to cancel the outstanding shares of the Portfolio; and (ii) in the discretion of the proxies, any other matter not presently known which may properly come before the meeting or any adjournment thereof.

  In accordance with the Articles of Incorporation of the Fund and the General Laws of the State of Maryland, approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Portfolio at a meeting at which a quorum is present. The presence in person or by proxy of the holders of a one-third of all the votes entitled to be cast at the meeting will constitute a quorum. For purposes of determining the presence of a quorum, abstentions, broker non-votes or withheld votes will be counted as present. Abstentions will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposal. Broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated the same as abstentions.

  Proxy solicitations will be made primarily by mail, but solicitations may also be made by personal interview conducted by officers or employees of the Fund, Numeric Investors L.P.(R), the Portfolio's investment adviser, ("Numeric"), Bear Stearns Funds Management Inc., the co-administrator to the Portfolio or Shareholder Communications Corporation ("SCC"), a proxy solicitation firm that has been retained by the Fund. Numeric will bear the entire cost of preparing, printing and mailing this proxy statement, the proxies and any additional materials which may be furnished to shareholders, including the payment of SCC for its services in soliciting proxies. SCC has been retained to solicit proxies in connection with the Special Meeting for a fee of approximately $500 and reimbursement of reasonable out-of-pocket expenses. It is anticipated that SCC will request that shareholders of the Portfolio submit their proxies, and may do so by mail or personal interview. It is expected that this Proxy Statement and form of proxy are expected to be mailed to shareholders on or about April 12, 2000.

           PROPOSAL FOR LIQUIDATION AND TERMINATION OF THE PORTFOLIO

Background.

  The Portfolio began operations on December 9, 1997, as a series of the Fund. As of April 4, 2000 the Portfolio had total net assets of approximately $1.6 million. Notwithstanding the marketing of the Portfolio's shares and the assumption of Portfolio expenses by Numeric, the Portfolio's net assets have been decreasing. Accordingly, at a February 18, 2000 meeting, the Board considered a proposal to liquidate the Portfolio. The Board reviewed the size of the Portfolio, the expenses which had been assumed by Numeric during the life of the Portfolio, the efforts to distribute shares of the Portfolio, and the effect of the expenses on the returns of shareholders. The Board considered that Numeric had not been able to collect or retain its full advisory fee during the life of the Portfolio, that for the semi-annual period ended February 29, 2000, Numeric was unable to collect or retain any significant advisory fee, that there would be no prospect that this would change in the near future, and that in the absence of compensation over long periods, the ability of Numeric to service the needs of the Fund would be impaired. For the most recent fiscal year, absent the waiver of fees or assumption of expenses by Numeric, the Portfolio's expenses would have been approximately 1.80% of average daily net assets compared to 1.00% after the fee waiver and assumption of expenses. For the semi-annual period ended February 29, 2000, absent the waiver of fees or assumption of expenses by Numeric, the Portfolio's expenses would have been approximately 2.94% (annualized) of average daily net assets compared to 1.00% after the fee waiver and assumption of expenses. The Portfolio's expected total expense ratio for the present fiscal year before the fee waiver and assumption of expenses is expected to rise as a result of the further reduction of the Portfolio's total net assets. The Board also considered that the presence of larger funds with similar objectives better able to operate on an efficient basis and provide higher returns to shareholders, made it unlikely that the Portfolio could achieve a significant increase in asset size and achieve economies of scale. The Board therefore concluded that it would be in the interest of the shareholders of the Portfolio to liquidate the Portfolio promptly, in accordance with a Plan of Liquidation and Termination. (See "General Tax Consequences" below.)

  If the Portfolio's assets are reduced below a level at which Numeric believes it can continue to manage a diversified equity portfolio, the Portfolio may invest substantially (and possibly exclusively) in money market securities and cash. This could prevent the Portfolio from achieving its investment objective, and could reduce the Portfolio's return and adversely affect its performance during a market upswing.

Plan of Liquidation and Termination.

  The Board of Directors has approved the Plan of Liquidation and Termination (the "Plan") summarized in this section and set forth as Exhibit A to this proxy statement.

  1. Effective Date of the Plan and Cessation of the Portfolio's Business as an Investment Company. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Portfolio. The date of such adoption and approval by shareholders is hereinafter called the "Effective Date." Following this approval, the Portfolio (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert the Portfolio's assets to cash; (ii) will not engage in any business activities except for the purposes of winding up its business and affairs, preserving the value of its assets and distributing its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Portfolio; and (iii) will terminate in accordance with the laws of the State of Maryland and the Articles of Incorporation of the Fund. The Fund's Articles of Incorporation will also be amended to cancel the shares of the Portfolio.

  2. Closing of Books and Restriction of Transfer and Redemption of
Shares. The proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Portfolio will be closed and the shareholders' respective interests in the Portfolio's assets will not be transferable or redeemable, but the assets will be distributed pursuant to the Plan.

  3. Liquidating Distribution. As soon as possible after approval of the Plan, and in any event within ten business days thereafter, the Fund on behalf of the Portfolio will mail the following to each shareholder of record on the Effective Date of the Plan: (i) to each shareholder, a liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Portfolio, and (ii) information concerning the sources of the liquidating distribution.

  4. Expenses. Numeric will bear all expenses incurred by the Fund in carrying out the Plan.

  5. Continued Operation of the Portfolio. After the date of mailing of the liquidating distribution, the termination of the Portfolio will be effected and the outstanding shares of the Portfolio will be cancelled by an amendment to the Articles of Incorporation. The Plan provides that the Directors shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Portfolio and to effect the complete liquidation and termination of the existence of the Portfolio and the purposes to be accomplished by the Plan.

General Tax Consequences.

  Each shareholder who receives a liquidating distribution will recognize gain or loss for Federal income tax purposes equal to the excess of the amount of the distribution over the shareholder's tax basis in the Portfolio shares. Assuming that the shareholder holds such shares as capital assets, such gain or loss will be capital gain or loss and will be long-term or short-term capital gain depending on the shareholder's holding period for the shares.

  The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situation unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders may wish to consult their personal tax advisers concerning their particular tax situations and the impact thereon of receiving the liquidating distribution as discussed herein, including any state and local tax consequences.

  The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code, as amended, during the liquidation period, and, therefore, will not be taxed on any of its net income from the sale of its assets.

  If the shareholders do not approve the Plan, the Board would meet to consider what, if any, steps to take in the interest of shareholders.

  Shareholders are free to redeem their shares prior to the liquidation.

THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
                             APPROVAL OF THE PLAN.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  Holders of record of the shares of common stock of the Portfolio at the close of business on April 3, 2000 will be entitled to vote at the Special Meeting or any adjournment thereof. On that date, the Portfolio had outstanding 135,919.810 shares of common stock. The shareholders are entitled to one vote per share on all business to come before the meeting.

  The officers and directors of the Fund as a group beneficially own in the aggregate no shares of the outstanding common stock of the Portfolio. As of the record date, the following shareholders owned of record or beneficially more than five percent of the outstanding common stock of the Portfolio:

                                                                Percentage of
     Name and Address                      Amount of Portfolio Portfolio Shares
     of Beneficial Owner                      Shares Owned          Owned
     -------------------                   ------------------- ----------------
Charles Schwab & Co., Inc. ...............      45,282.43            33.3%
Special Custody Account for the Exclusive
 Benefit of Customers
Attn Mutual Funds
101 Montgomery St.
San Francisco, CA 94104

National Investor Services Corp. .........      9,930.023             7.3%
 for the Exclusive Benefit of our
Customers
S. 55 Water St., 32nd Floor
New York, NY 10041-3299

                              GENERAL INFORMATION

Investment Adviser, Principal Underwriter, and Administrators

  Information About Numeric. Numeric is a limited partnership whose principal offices are located at One Memorial Drive, Cambridge, MA 02142. Numeric's general partner is WBE & Associates LLC, whose sole member is LJM Company. Both companies are located at One Memorial Drive, Cambridge, MA 02142. Langdon B. Wheeler serves as Numeric's President and is the majority shareowner of LJM Company. Mr. Wheeler's address is also One Memorial Drive, Cambridge, MA 02142.

  Numeric specializes in the active management of U.S. and international equity portfolios using internally developed quantitative stock selection and portfolio risk-control techniques, and currently has over $3.7 billion in assets under management for individual, limited partnership, mutual fund, offshore fund, pension plan and endowment accounts.

  Principal Underwriter and Administrators. Provident Distributors, Inc., which is located at 3200 Horizon Drive, King of Prussia, PA 19406, serves as the exclusive underwriter for shares of the Fund. The Fund's co-administrators are: PFPC Inc., 400 Bellevue Parkway, Wilmington, DE 19809 and Bear Stearns Funds Management Inc., 575 Lexington Avenue, 9th Floor, New York, NY 10022.

Reports to Shareholders and Financial Statements.

  The Fund will furnish, without charge, copies of the Portfolio's Annual Report to Shareholders dated August 31, 1999 and Semi-Annual Report to Shareholders dated February 29, 2000 (if available) to any shareholder upon request. The Annual and Semi-Annual Reports (if available) should be read in conjunction with this Proxy Statement. You can obtain copies of the Annual and Semi-Annual Reports (if available) from the Fund, without charge, by writing to the Fund at the address on the cover of this Proxy Statement or by calling
(800) 686-3742.

                                 OTHER MATTERS

  The Fund does not intend to hold Annual Meetings of Shareholders except to the extent that such meetings may be required under the 1940 Act or state law. Shareholders who wish to submit proposals for inclusion in the Proxy Statement for a subsequent shareholder meeting should send their written proposals to the Fund at its principal office within a reasonable time before such meeting.

  As of the date of this Proxy Statement, the Directors are not aware of any matters to be presented for action at the Meeting other than those described above. Should other business properly be brought before the Meeting, it is intended that the accompanying Proxy(ies) will be voted thereon in accordance with the judgment of the persons named as proxies.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

  The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

  1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

  2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

  3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

   Registration                                           Valid signatures
   ------------                                           ----------------
   CORPORATE ACCOUNTS
   (1) ABC Corp.................................... ABC Corp.
   (2) ABC Corp.................................... John Doe, Treasurer
   (3) ABC Corp
    c/o John Doe, Treasurer........................ John Doe
   (4) ABC Profit Sharing Plan..................... John Doe, Treasurer

   TRUST ACCOUNTS
   (1) ABC Trust................................... Jane B. Doe, Treasurer
   (2) Jane B. Doe,
    Trustee u/t/d 12/28/78......................... Jane B. Doe

   CUSTODIAL OR ESTATE ACCOUNTS
   (1) John B. Smith,
    Cust. f/b/o John B. Smith Jr. UGMA............. John B. Smith
   (2) John B. Smith............................... John B. Smith, Jr., Executor

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT

                 PLEASE SIGN, DATE AND RETURN YOUR PROXY TODAY

                 Please detach at perforation before mailing.

                   THIS PROXY IS SOLICITED ON BEHALF OF THE
PROXY              BOARD OF DIRECTORS OF THE RBB FUND, INC.             PROXY

                  n/i numeric investors Larger Cap Value Fund

            Proxy for Special Meeting of Shareholders May 15, 2000

KNOW ALL MEN BY THESE PRESENT, that the undersigned hereby constitutes and appoints Edward J. Roach, Donald van Roden and Timothy Biedrzycki, or any of them, with power of substitution, as attorneys and proxies to appear and vote all of the shares standing in the name of the undersigned at the Special Meeting of Shareholders of the n/i numeric investors Larger Cap Value Fund (the "Portfolio") of The RBB Fund, Inc. (the "Fund"), to be held at the Bellevue Park Corporate Center, 400 Bellevue Parkway, Wilmington, Delaware 19809 on May 15, 2000 at 10:00 a.m. and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys and proxies to vote on the proposal on the reverse side of this proxy card.

Please sign exactly as your name(s) appear on this card. Joint owners should sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.


          _____________________________________
          Signature of Shareholder(s)


          _____________________________________
          Signature of Shareholder(s)


          Date:_________________________, 2000

   PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT


                       PLEASE SIGN, DATE AND RETURN YOUR
                                  PROXY TODAY











                 Please detach at perforation before mailing.





     NOTE: YOUR PROXY IS NOT VALID UNLESS IT IS SIGNED ON THE REVERSE SIDE
     ---------------------------------------------------------------------
       Please vote by filling in the appropriate box below. Example: [X]


                                                   FOR     AGAINST     ABSTAIN

1. To approve the liquidation and termination      [_]       [_]         [_]
   of the n/i numeric investors Larger Cap
   Value Fund as set forth in a Plan of
   Liquidation and Termination adopted by the Board of Directors of the Fund, including an amendment to the Fund's Articles of Incorporation to cancel the outstanding shares of the Portfolio.

2. In their discretion on any other business which may properly come before the meeting or any adjournment thereof. The management knows of no other such business.


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED IN THE FOREGOING
ITEM 1, BUT IF NO CHOICE IS SPECIFIED, SHARES WILL BE VOTED FOR APPROVAL OF ITEM 1.


             IMPORTANT: PLEASE SIGN AND MAIL IN YOUR PROXY...TODAY
             ---------